Exhibit 10.1

P.O. Box 35350,79120-535 3601 Plains Blvd. Amarillo, TX 79102 Phone: (806) 351-2300

October 26,2012

Sterne, Agee & Leach, Inc.

Attn: Bob Nasi

13727 Noel Road, Suite 730

Dallas, TX 75240

RE:	John H. Marmaduke Rule 10b5-1 Sales Plan dated April 13, 2012

Dear Mr. Nasi;

Pursuant to paragraph 2(g) of the above mentioned 10b5-l Sales Plan dated April 13, 2012, I am hereby giving written notice of termination of the plan. Please make this termination effective October 31, 2012. I understand the there will be no further sales under this plan, and that I will be required to enact a new plan when I wish to resume.

Please let me know if you have any questions.

Sincerely,

John H. Marmaduke

Acknowledged and Agreed this 25th day of October 2102.

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